Exhibit 99.1

CERNER REPORTS THIRD QUARTER 2020 RESULTS IN LINE WITH COMPANY EXPECTATIONS

CFO Marc Naughton will Depart in 2021

KANSAS CITY, Mo. - October 28, 2020 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2020 third quarter that ended September 30, 2020. The company also announced today that Marc Naughton, Executive Vice President and Chief Financial Officer (CFO), will be leaving the company in 2021. He expects to remain at Cerner during the search for his successor and to transition his responsibilities.

Cerner Earnings

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2020 net earnings were $357 million and diluted earnings per share were $1.16. Third quarter 2019 GAAP net earnings were $82 million and diluted earnings per share were $0.26.

Adjusted Net Earnings for third quarter 2020 were $222 million, compared to $212 million of Adjusted Net Earnings in the third quarter of 2019. Adjusted Diluted Earnings Per Share were $0.72 in the third quarter of 2020, in line with the Company's expectations and up 9 percent compared to $0.66 of Adjusted Diluted Earnings Per Share in the year-ago quarter.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Bookings in the third quarter of 2020 were within the Company's expected range at $1.47 billion.

Third quarter 2020 revenue of $1.37 billion was also consistent with the Company's expectations, down 4 percent compared to $1.43 billion in the third quarter of 2019, primarily due to the impact of two recent divestitures, the Company's exit from a large revenue cycle outsourcing contract in the fourth quarter of 2019, and the impact of the pandemic. Excluding the divestitures and contract exit, revenue growth over the third quarter of 2019 would have been approximately 2%, still reflecting the impact of the pandemic.

"I'm pleased with Cerner's solid results particularly in light of the many challenges presented by the pandemic. In addition to financial progress, we recently had a very successful virtual Cerner Health Conference that included record client attendance and several new product launches. We also made significant progress on our federal projects during the quarter. I'm proud of these accomplishments that reflect the extraordinary efforts of Cerner associates as they continue to support clients and execute on our transformation plans," said Brent Shafer, Cerner Chairman and CEO.

CFO Departure
Naughton joined Cerner in 1992 as a finance executive and soon assumed leadership of Cerner's mergers, acquisitions and finance activities. He served as director of finance before being promoted to CFO in 1995. The Company is conducting a global search for a successor and Naughton is expected to remain with Cerner as an advisor once a new CFO is appointed to ensure a smooth transition.

"I'd like to thank Marc for his distinguished service and strong leadership. Marc played a key role in supporting Cerner's growth throughout a career that has spanned nearly 30 years. He has also been instrumental in Cerner's transformation and providing continuity as we onboarded several new leaders in recent years." said Shafer.

"It has been an incredible honor to be a part of Cerner during a time when we grew revenue from $100 million to over $5 billion—all while pursuing a noble mission that is personal to every Cerner associate," said Naughton. "During this 50-fold increase in revenue, we have had countless reasons to celebrate, along with facing several challenges. This has made for an exciting and fulfilling career."

Other Financial Highlights:
▪Third quarter operating cash flow of $382 million and Free Cash Flow of $237 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪Third quarter days sales outstanding of 81 days, flat quarter over quarter and up from 74 days in the year-ago quarter.

▪Total backlog of $13.01 billion.

Future Period Guidance
Cerner currently expects:
▪Fourth quarter 2020 revenue between $1.365 billion and $1.415 billion.

▪Fourth quarter 2020 Adjusted Diluted Earnings Per Share between $0.76 and $0.80.*

▪Fourth quarter 2020 new business bookings between $1.550 billion and $1.750 billion.

The future period guidance provided above reflects the Company's current view that the largest impact from the COVID-19 pandemic has already occurred. While the Company expects project and sales activity to continue improving, there is still uncertainty regarding the duration and magnitude of the impact of the COVID-19 pandemic. Therefore, the Company's forward-looking statements are subject to a higher than normal amount of risk. In particular, the pandemic and related restrictive measures have created economic uncertainty, the ultimate impact of which is unknown at this time, which could adversely affect the Company's future operational and financial performance.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 3:30 p.m. CT on October 28, 2020. On the call, Cerner will discuss its third quarter 2020 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "should", "will", "can", "expects", "guidance", "positioned", "believe", "expectations", "plan", "outlook", "around", "would", "approximately", "target", "opportunities", "aim", "think", "offers the promise", "potential" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include our future period guidance and outlook, as well as the expected impact of the COVID-19 pandemic on our business. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product and service-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers, including any impact to the business of such suppliers resulting from the COVID-19 pandemic; risks inherent with business acquisitions or strategic investments and the failure to achieve projected synergies; risks associated with volatility and disruption resulting from global economic or market conditions, including any impact thereon resulting from events such as the COVID-19 pandemic; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; and the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations, including risks associated with the impact of the COVID-19 pandemic on collecting accounts receivable. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2020 and September 28, 2019
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Revenues	$1,368,673	$1,429,428	$4,110,763	$4,250,366
Costs of revenue	231,889	271,778	698,268	793,655

Margin	1,136,784	1,157,650	3,412,495	3,456,711

Operating expenses
Sales and client service	625,402	707,743	1,907,138	2,026,825
Software development	186,826	187,526	551,101	548,934
General and administrative	116,816	152,321	391,000	398,305
Amortization of acquisition-related intangibles	12,789	21,283	43,031	64,809
Total operating expenses	941,833	1,068,873	2,892,270	3,038,873

Gain on sale of businesses	216,869	—	216,869	—

Operating earnings	411,820	88,777	737,094	417,838

Other income, net	48,020	13,535	78,247	44,973

Earnings before income taxes	459,840	102,312	815,341	462,811
Income taxes	(103,164)	(20,377)	(176,758)	(87,688)

Net earnings	$356,676	$81,935	$638,583	$375,123

Basic earnings per share	$1.17	$0.26	$2.08	$1.17

Basic weighted average shares outstanding	305,759	315,876	306,759	320,282

Diluted earnings per share	$1.16	$0.26	$2.07	$1.16

Diluted weighted average shares outstanding	308,366	319,113	309,124	323,361

Note 1: Our revenues by business model for the three and nine months ended September 30, 2020 and September 28, 2019 were as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Licensed software	$171,694	$154,533	$481,888	$506,123
Technology resale	47,113	70,175	140,717	186,450
Subscriptions	93,407	91,904	279,844	265,965
Professional services	479,895	507,455	1,452,323	1,483,201
Managed services	311,844	302,435	928,356	904,479
Support and maintenance	259,978	277,294	807,695	830,668
Reimbursed travel	4,742	25,632	19,940	73,480

Total revenues	$1,368,673	$1,429,428	$4,110,763	$4,250,366

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended September 30, 2020 and September 28, 2019
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Operating expenses (GAAP)	$941,833	$1,068,873	$2,892,270	$3,038,873

Share-based compensation expense	(38,137)	(31,782)	(111,724)	(77,651)
Acquisition-related amortization	(12,789)	(20,612)	(43,031)	(62,571)
Organizational restructuring and other expense	(31,798)	(117,403)	(118,531)	(174,396)
COVID-19 related expense	(1,069)	—	(4,212)	—
Charge related to client dispute	—	—	—	(20,000)
Vendor settlement	—	—	—	(6,791)

Adjusted Operating Expenses (non-GAAP)	$858,040	$899,076	$2,614,772	$2,697,464

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Operating earnings (GAAP)	$411,820	$88,777	$737,094	$417,838

Share-based compensation expense	38,137	31,782	111,724	77,651
Acquisition-related amortization	12,789	20,612	43,031	62,571
Organizational restructuring and other expense	31,798	117,403	118,531	174,396
COVID-19 related expense	1,069	—	4,212	—
Gain on sale of businesses	(216,869)	—	(216,869)	—
Charge related to client dispute	—	—	—	20,000
Vendor settlement	—	—	—	6,791

Adjusted Operating Earnings (non-GAAP)	$278,744	$258,574	$797,723	$759,247

Operating Margin (GAAP)	30.09%	6.21%	17.93%	9.83%

Adjusted Operating Margin (non-GAAP)	20.37%	18.09%	19.41%	17.86%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Net earnings (GAAP)	$356,676	$81,935	$638,583	$375,123

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	38,137	31,782	111,724	77,651
Acquisition-related amortization	12,789	20,612	43,031	62,571
Organizational restructuring and other expense	31,798	117,403	118,531	174,396
COVID-19 related expense	1,069	—	4,212	—
Investment gains	(49,424)	(8,722)	(75,834)	(24,231)
Gain on sale of businesses	(216,869)	—	(216,869)	—
Charge related to client dispute	—	—	—	20,000
Vendor settlement	—	—	—	6,791

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	46,305	(32,079)	13,502	(60,411)
Share-based compensation permanent tax items	1,517	727	(2,524)	(6,961)
Valuation allowance on net operating loss carryforwards	—	—	3,318	—

Adjusted Net Earnings (non-GAAP)	$221,998	$211,658	$637,674	$624,929

Diluted weighted average shares outstanding	308,366	319,113	309,124	323,361

Diluted earnings per share (GAAP)	$1.16	$0.26	$2.07	$1.16

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.72	$0.66	$2.06	$1.93

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Cash flows from operating activities (GAAP)	$381,949	$351,448	$924,045	$875,524
Capital purchases	(71,757)	(110,714)	(238,053)	(388,588)
Capitalized software development costs	(73,317)	(66,382)	(224,710)	(211,284)
Free Cash Flow (non-GAAP)	$236,875	$174,352	$461,282	$275,652

Cash flows from investing activities (GAAP)	$(211,779)	$(145,100)	$(596,825)	$(436,387)

Cash flows from financing activities (GAAP)	$(22,958)	$(407,953)	$(345,527)	$(312,805)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) a charge related to a client dispute, and (vi) a vendor settlement.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) gain on sale of businesses, (vi) a charge related to a client dispute, and (vii) a vendor settlement.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) gain on sale of businesses, (vii) a charge related to a client dispute, (viii) a vendor settlement, (ix) the income tax effect of the aforementioned items, (x) share-based compensation permanent tax items, and (xi) a valuation allowance on net operating loss carryforwards.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Sales and client service	$20,556	$14,671	$55,537	$39,019
Software development	5,460	4,191	15,242	12,769
General and administrative	12,121	12,920	40,945	25,863
Total share-based compensation expense	$38,137	$31,782	$111,724	$77,651

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Sales and client service	$—	$59,602	$933	$59,602
General and administrative	31,798	57,801	117,598	114,794
Total organizational restructuring and other expense	$31,798	$117,403	$118,531	$174,396

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019

Sales and client service	$444	$—	$2,919	$—
Software Development	70	—	70	—
General and administrative	555	—	1,223	—
Total COVID-19 related expense	$1,069	$—	$4,212	$—

Investment gains - Consists primarily of gains recognized upon the disposition of equity investments, which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Gain on sale of businesses - Consists of gains recognized upon the disposition of certain of our business operations, primarily conducted in Germany and Spain, in July 2020 and certain of our commercial revenue cycle outsourcing business operations in August 2020. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Gain on sale of businesses."

Charge related to client dispute - Consists of a pre-tax charge related to a dispute with a current client. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of $53.351 million of taxes recognized in the third quarter of 2020 on the gain on sale of businesses described above, and the impact of a valuation allowance on net operating loss carryforwards of $3.318 million recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on net operating loss carryforwards - Consists of a valuation allowance recorded against certain deferred tax assets related to net operating loss carryforwards in a non-U.S. tax jurisdiction where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and December 28, 2019
(unaudited)

(In thousands)	2020	2019

Assets
Current assets:
Cash and cash equivalents	$419,154	$441,843
Short-term investments	473,323	99,931
Receivables, net	1,219,227	1,139,595
Inventory	15,768	23,182
Prepaid expenses and other	397,487	392,073

Total current assets	2,524,959	2,096,624

Property and equipment, net	1,867,600	1,858,772
Right-of-use assets	109,659	123,155
Software development costs, net	991,649	939,859
Goodwill	907,105	883,158
Intangible assets, net	330,837	364,439
Long-term investments	423,315	419,419
Other assets	205,688	209,196

Total assets	$7,360,812	$6,894,622

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$256,449	$273,440
Deferred revenue	320,294	360,025
Accrued payroll and tax withholdings	328,663	245,843
Other current liabilities	196,170	148,140

Total current liabilities	1,101,576	1,027,448

Long-term debt	1,336,018	1,038,382
Deferred income taxes	391,790	377,657
Other liabilities	125,141	133,807

Total liabilities	2,954,525	2,577,294

Shareholders' Equity:
Common stock	3,723	3,676
Additional paid-in capital	2,196,127	1,905,171
Retained earnings	6,402,220	5,934,909
Treasury stock	(4,057,768)	(3,407,768)
Accumulated other comprehensive loss, net	(138,015)	(118,660)

Total shareholders' equity	4,406,287	4,317,328

Total liabilities and shareholders' equity	$7,360,812	$6,894,622

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended September 30, 2020 and September 28, 2019
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$356,676	$81,935	$638,583	$375,123
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	175,046	173,073	518,987	509,559
Share-based compensation expense	37,920	30,537	110,500	73,421
Provision for deferred income taxes	8,670	7,639	21,554	22,793
Gain on sale of businesses	(216,869)	—	(216,869)	—
Investment gains	(49,424)	(8,722)	(75,834)	(24,231)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(30,269)	72,397	(78,695)	24,558
Inventory	2,697	2	8,206	1,877
Prepaid expenses and other	(233)	857	(36,664)	(75,191)
Accounts payable	(29,097)	(28,326)	(60,808)	(3,346)
Accrued income taxes	6,647	774	33,005	(795)
Deferred revenue	34,066	(11,310)	(32,071)	(89,400)
Other accrued liabilities	86,119	32,592	94,151	61,156

Net cash provided by operating activities	381,949	351,448	924,045	875,524

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(71,757)	(110,714)	(238,053)	(388,588)
Capitalized software development costs	(73,317)	(66,382)	(224,710)	(211,284)
Purchases of investments	(419,421)	(177,256)	(511,378)	(317,979)
Sales and maturities of investments	132,287	217,589	213,309	507,258
Purchase of other intangibles	(9,042)	(8,337)	(29,698)	(25,794)
Sale of businesses	229,471	—	229,471	—
Acquisition of businesses, net of cash acquired	—	—	(35,766)	—

Net cash used in investing activities	(211,779)	(145,100)	(596,825)	(436,387)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	300,000	600,000
Repayment of long-term debt	(2,500)	—	(2,500)	—
Proceeds from exercise of stock options	45,772	63,474	202,680	188,474
Payments to taxing authorities in connection with shares directly withheld from associates	(8,406)	(10,134)	(22,623)	(14,994)
Treasury stock purchases	—	(400,000)	(650,000)	(1,020,542)
Dividends paid	(55,176)	(57,293)	(166,277)	(57,293)
Other	(2,648)	(4,000)	(6,807)	(8,450)

Net cash used in financing activities	(22,958)	(407,953)	(345,527)	(312,805)

Effect of exchange rate changes on cash and cash equivalents	2,047	(4,889)	(4,382)	(4,028)

Net increase (decrease) in cash and cash equivalents	149,259	(206,494)	(22,689)	122,304
Cash and cash equivalents at beginning of period	269,895	702,924	441,843	374,126

Cash and cash equivalents at end of period	$419,154	$496,430	$419,154	$496,430